EXHIBIT 10.10

Ixia
Summary of Compensation for Non-Employee Members
of the Board of Directors and its Committees

1.	Board of Directors
	Quarterly retainer (except Chairman)	$12,500
	Chairman’s quarterly retainer	$ 0*

2.	Compensation Committee
	Quarterly retainer (except Chairman)	$2,500
	Chairman’s quarterly retainer	$6,250

3.	Audit Committee
	Quarterly retainer (except Chairman)	$2,500
	Chairman’s quarterly retainer	$6,250

4.	Nominating and Corporate Governance Committee
	Annual retainer (except Chairman)	$ 1,500
	Chairman’s annual retainer	$ 3,000

*	Mr. Ginsberg currently serves as Chairman of the Board, but he does not receive any retainer or other compensation as Chairman of the Board because he is also an officer and employee of the Company.

The above summarizes cash compensation payable to the non-employee directors of the Company’s Board of Directors and its Committees effective as of April 1, 2013.

In addition to cash compensation, non-employee directors are eligible to receive grants of stock options, restricted stock units and other equity incentives under the Second Amended and Restated Ixia 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 0-31523) as filed with the Securities and Exchange Commission on June 25, 2013.

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